EXHIBIT 99.2

SUMMARY OF EXECUTIVE COMPENSATION

Name and Principal Position	Bonus Amount (1)	2006 Base Salary

Robert J. Glickman	$500,000	$500,000
President and CEO
Randy P. Curtis	$300,000	$250,000
Executive Vice President
Corus Bank, N.A.
Richard J. Koretz	$185,000	$220,000
Senior Vice President
Corus Bank, N.A.
Michael G. Stein(2)	$2,523,771	$275,000
Executive Vice President
Corus Bank, N.A.
Tim H. Taylor	$300,000	$336,000
Executive Vice President and CFO

(1)	Bonus amount related to 2005 performance to be paid in December, 2005
(2)	Michael G. Stein’s bonus amount is determined in accordance with the terms of the Corus Bank, N.A. Commission Program for Commercial Loan Officers.